AMENDED AND RESTATED STOCK PLEDGE AGREEMENT


     THIS AMENDED AND RESTATED AGREEMENT is made this 16th day of August, 2005, by and between JANET RISHER and RICHARD F. SCHMIDT (collectively, the "Secured Party") and BILLY V. RAY, JR. (the "Debtor").

     WHEREAS, on February 27, 2004, the Secured Party, the Debtor, and Charys Holding Company, Inc., a Delaware corporation and formerly known as "Spiderboy International, Inc.," a Minnesota corporation (the "Company") executed that certain Stock Purchase Agreement (the "Stock Purchase Agreement"); and

     WHEREAS, the Stock Purchase Agreement was amended and restated on May 25, 2004; and

     WHEREAS, the Stock Purchase Agreement was further amended on even date herewith; and

     WHEREAS, on February 27, 2004, pursuant to the Stock Purchase Agreement, the Debtor executed and delivered to the Secured Party a promissory note (the "Note"); and

     WHEREAS,  the  Note  was  amended  on  May  25,  2004;  and

     WHEREAS,  the  Note  was  further  amended  on  even  date  herewith;  and

     WHEREAS, on February 27, 2004, the Secured Party and the Debtor executed that certain Stock Pledge Agreement; and

     WHEREAS, the Debtor is the owner of 2,185,150 shares of the common stock of the Company, par value $0.001 per share (the "Company Common Stock") and 1,000,000 shares of the Series A preferred stock of the Company, par value $0.001 per share (the "Company Preferred Stock"); and

     WHEREAS, the parties desire to amend and restate the Stock Pledge Agreement as hereinafter provided; and

     WHEREAS, all capitalized terms herein shall have the same meaning ascribed to those terms in the Stock Purchase Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties hereto agree as follows:

     1.     Security Interest.  The Debtor hereby acknowledges that the security
            -----------------
interest granted in the Stock Pledge Agreement executed on February 27, 2004 is hereby, renewed, extended, and continued in full force and effect to secure the payment of the Note, as amended. The Debtor further agrees and acknowledges that the Secured Party has and shall continue to have a security interest in the Company Common Stock and the Company Preferred Stock and in any other shares of the capital stock of the Company now owned or hereafter acquired by the Debtor, all present and future issued and outstanding shares of capital stock or other equity and/or investment securities issued by the Company, together with all monies, income, proceeds, increases, substitutions, replacements, additions, accessions and benefits attributable or accruing to said property, including, but not limited to, all stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock, new securities or other properties or benefits for which the Debtor is or may hereafter become entitled to receive on account of said property, and in the event that the Debtor shall receive any of such, the Debtor shall hold same as trustee for the Secured Party and will immediately deliver same to the Secured Party to be held hereunder in the same manner as the properties specifically described above are held hereunder. All property of all kinds in which the Secured Party is herein granted a security interest, including, but not limited to, the Company Common Stock and the Company Preferred Stock, shall hereinafter be referred to as the "Collateral."

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     The  Debtor  agrees to execute such stock powers, endorse such instruments, or execute such additional pledge agreements or other documents as may be required by the Secured Party in order to effectively grant to the Secured Party the security interest in the Collateral. The security interest granted hereby is to secure the payment of any and all indebtedness, liabilities, obligations, and duties whatsoever of the Company and/or the Debtor to the Secured Party whether direct or whether now existing or hereafter arising, and howsoever evidenced or acquired, and whether joint or several, including, but not limited to, the Stock Purchase Agreement, the Note, the Consulting Agreements, and all costs incurred by the Secured Party to enforce this Agreement or any of the above described agreements and instruments, including but not limited to attorney's fees and expenses (all of such obligations, indebtedness and liabilities being hereinafter collectively referred to as the "Obligations").

     2.     Warranties  and Covenants of the Debtor.  The Debtor, for so long as
            ---------------------------------------
he has any duty with respect to the Obligations, hereby warrants and covenants as follows:

          (a) The security interest granted hereby will attach to the Collateral on the date hereof.

          (b) Except for the security interest granted hereby and for taxes not yet due, the Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

          (c) The Debtor authorizes the Secured Party to file a financing statement, if desired by the Secured Party in any applicable jurisdiction, signed only by the Secured Party covering the Collateral, and at the request of the Secured Party, the Debtor will join the Secured Party in executing one or more financing statements pursuant to the Uniform Commercial Code in effect in any such jurisdiction on the date hereof in a form satisfactory to the Secured Party, and the Secured Party will pay the cost of filing the same, or filing or recording the financing statements in all public offices wherever filing or recording is deemed by the Secured Party to be necessary or desirable. It being further stipulated in this regard that the Secured Party may also at any time or times sign a counterpart of this Agreement signed by the Debtor and file same as a financing statement if the Secured Party shall elect to do so.

          (d) The Debtor will not sell or offer to sell or otherwise transfer or encumber the Collateral or any interest therein.

          (e) Subject to the Stock Purchase Agreement, the Debtor will keep the Collateral free from any adverse lien, security interest, or encumbrance, except the security interest granted hereby and for taxes not yet due.

          (f) The Debtor will pay to the Secured Party all costs and expenses, including reasonable attorney's fees, incurred or paid by the Secured Party in exercising or protecting its interests, rights and remedies under this Agreement in the event of default by the Debtor hereunder or under the Stock Purchase Agreement, the Note, and the Consulting Agreements or any of the Attachments referred to therein.

          (g) The Debtor will pay all expenses incurred by the Secured Party in preserving, defending, and enforcing this security interest in the Collateral and in collecting or enforcing the Obligations. Expenses for which the Debtor is liable include, but are not limited to, taxes, assessments, reasonable attorney's fees, and other legal expenses. These expenses will bear interest from the dates of payment at the highest rate stated in the Obligations, and the Debtor will pay the Secured Party this interest on demand at a time and place reasonably specified by the Secured Party. These expenses and interest will be part of the Obligations and will be recoverable as such in all respects.

          (h) The Debtor will immediately notify the Secured Party of any change in the Debtor's name, address, or location, change in any matter warranted or represented in this Agreement, change that may affect this security interest, and any Event of Default.

          (i) The Debtor appoints the Secured Party as the Debtor's attorney-in-fact, effective if an Event of Default as hereinafter defined is not cured within 30 days after receipt by the Debtor from the Secured


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Party  of  notice  thereof,  to do any act that the Debtor is obligated to do by this Agreement, to exercise all rights of the Debtor in the Collateral, to make all collections, to execute any papers and instruments, and to do all other things necessary to preserve and protect the Collateral and to make collections and to protect the Secured Party's security interest in the Collateral.

     3.     General Covenants.  The security interest granted hereby shall in no
            -----------------
way be affected by any indulgence or indulgences, extension or extensions, change or changes in the form, evidence, maturity, rate of interest or otherwise of the Obligations, or by want of presentment, notice, protest, suit, or indulgence upon the Obligations, or shall any release of any security for any of the parties liable for the payment of the Obligations in any manner affect or impair this Agreement, and same shall continue in full force and effect in accordance with their terms until the Obligations have been fully paid.

     Any and all securities and other properties of the Debtor heretofore, now or hereafter delivered to the Secured Party or in the Secured Party's possession, shall also secure the Obligations and shall be held and construed to be a part of the Collateral hereunder to the same extent as fully described herein.

     4.     Events  of  Default.  The  Debtor  shall  be  in  default under this
            -------------------
Agreement upon the happening of any of the following events or conditions (hereinafter severally referred to as an "Event of Default" and collectively referred to as the "Events of Default"):

          (a)     Default  by the Debtor with respect to any of the Obligations.

          (b) The levy of any attachment, execution or other process against the Debtor, the Company, or any of the Collateral that is not stayed or dismissed within 30 days.

          (c) Dissolution, termination of existence, insolvency or business failure of the Debtor, the Company, or any endorser, guarantor or surety of the Obligations, or commission of the act of bankruptcy by, or the appointment of a receiver or other legal representative for any part of the property of, assignment for the benefit of creditors by, or commencement of any proceedings under any bankruptcy or insolvency law by or against, the Debtor, the Company or any endorser, guarantor, or surety for the Obligations that are not stayed or dismissed within 30 days of filing.

          (d) Default in the performance of any covenant or agreement of the Debtor or the Company to the Secured Party, whether under this Agreement, the Stock Purchase Agreement, the Note or any of the Consulting Agreements, or any other instrument executed in connection with said agreements or otherwise.

          (e) The occurrence of any event which under the terms of any evidence of indebtedness, indenture, loan agreement, security agreement, or similar instrument permits the acceleration of maturity of any indebtedness of the Company or the Debtor to the Secured Party, or to persons other than the Secured Party, or the Secured Party receives notification that another person has or expects to acquire a security interest in the Collateral or any part thereof.

          (f) If any warranty, covenant, or representation made to the Secured Party by or on behalf of the Debtor or the Company proves to have been false in any material respect when made.

          (g)     If  any  lien  attaches  to  any  of  the  Collateral.

     5.     Remedies.  Upon  the failure of the Debtor or the Company to cure an
            --------
Event of Default within 30 days after receipt of notice from the Secured Party of such Event of Default and at any time thereafter, at the option of the holder thereof, any or all of the Obligations shall become immediately due and payable without presentment or demand or any further notice to the Debtor, the Company or any other person obligated thereon and the Secured Party shall have and may exercise with reference to the Collateral any and all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of California, and as otherwise granted herein or under any other agreement executed by the Debtor, including, without limitation, the right and power to sell at public or private sale or sales, or otherwise dispose of or utilize the Collateral and any part or parts thereof in any


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
manner authorized or permitted under this Agreement or under the Uniform Commercial Code as adopted in the State of California after default by the Debtor or the Company and to apply the proceeds thereof toward the payment of any costs and expenses and attorney's fees thereby incurred by the Secured Party and toward payment of the Obligations, in such order or manner as the Secured Party may elect, including, without limiting the foregoing:

          (a) The Secured Party is hereby granted the right, at its option, upon the occurrence of an Event of Default hereunder, to transfer at any time to itself or to its nominee securities or other property hereby pledged, or any part thereof, and to thereafter exercise all voting rights with respect to such security so transferred and to receive the proceeds, payments, monies, income or benefits attributable or accruing thereto and to hold the same as security for the Obligations hereby secured or at the Secured Party's election, to apply such amounts to the Obligations, whether or not then due, in such order as the Secured Party may elect, or, the Secured Party may, at its option, without transferring such securities or properties to its nominee, exercise all voting rights with respect to the securities pledged hereunder and vote all or any part of such securities at any regular or special meeting of the stockholders of the Company, and the Debtor does hereby name, constitute and appoint as a proxy of the Debtor the Secured Party, in the Debtor's name, place and stead to vote any and all such securities, as said proxy may elect for and in the name, place and stead of the Debtor, such proxy to be irrevocable and deemed coupled with an interest.

          (b) Sell, lease, or otherwise dispose of any of the Collateral in accordance with the rights, remedies, and duties of a secured party under Chapters 2 and 9 of the California Uniform Commercial Code after giving notice as required by those chapters; unless the Collateral threatens to decline speedily in value, is perishable, or would typically be sold on a recognized market. The Secured Party will give the Debtor reasonable notice of any public sale of the Collateral or of a time after which it may be otherwise disposed of without further notice of the Debtor. In such event, notice will be deemed reasonable if it is mailed, postage prepaid, to the Debtor at the address specified in this Agreement at least 30 days before any public sale or 30 days before the time when the Collateral may be otherwise disposed of without further notice to the Debtor.

          (c) Apply any proceeds from disposition of the Collateral after default in the manner specified in Chapter 9 of the California Uniform Commercial Code, including payment of the Secured Party's reasonable attorney's fees and court expenses.

          (d) If, after disposition of the Collateral, the Obligations remain unsatisfied, collect the deficiency from the Debtor.

     6.     Voting  Rights.  So  long  as  no  Event of Default has occurred and
            --------------
remains  uncured  for  the  applicable  grace  period  under  the Stock Purchase
Agreement, the Note and the Consulting Agreements or any of the Attachments referred to therein, or hereunder, the Debtor shall have the right to vote all of the shares of the Company Common Stock and the Company Preferred Stock or items of the Collateral subject to this Agreement, and the Secured Party shall on demand execute and deliver an effective proxy or proxies in favor of the Debtor, whenever demand is made upon the Secured Party for such proxy or proxies by the Debtor.

     7.     Payment of the Note.  Simultaneously with the payment in full of the
            -------------------
Note, the Secured Party shall execute and file at its own expense any and all instruments necessary to terminate the security interest in the shares of the Company Common Stock and the Company Preferred Stock created by this Agreement and also execute any and all other instruments deemed reasonably necessary by the Debtor to vest in the Debtor title in the shares of the Company Common Stock and the Company Preferred Stock, free from any claim by the Secured Party.

     8.     No  Usury.  It is the intention of the parties hereto to comply with
            ---------
the usury laws of the State of California. Accordingly, it is agreed that notwithstanding any provision to the contrary in this Agreement or in any of the documents evidencing the Obligations or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Agreement, or any of the documents evidencing the Obligations or otherwise relating thereto, then in such event:

          (a)     The  provisions  of  this  paragraph shall govern and control;


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
          (b) Neither the Debtor, the Company nor their successors or assigns, or any other party liable for the payment of the Obligations, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law;

          (c) Any such excess interest which may have been collected shall be, at the option of the holder of the instrument evidencing the Obligations, either applied as a credit against the unpaid principal amount thereof or refunded to the maker thereof; and

          (d) The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of California as now or hereafter construed by any court of competent jurisdiction.

     9.     Attorney's  Fees.  In  the event that it should become necessary for
            ----------------
any party entitled hereunder to bring suit against the other party to this Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other party hereto.

     10.     Benefit.  All  the  terms and provisions of this Agreement shall be
             -------
binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     11.     Notices.  All  notices, requests, demands, and other communications
             -------
hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, by facsimile, or by e-mail, if to the Secured Party, addressed c/o Mr. Richard F. Schmidt at 2076 Hidden Springs Drive, El Cajon, California 92019; and if to the Debtor, addressed to Mr. Billy V. Ray, Jr. at 1117 Perimeter Center West, Suite N 415, Atlanta, Georgia 30338. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

     12.     Construction.  Words  of any gender used in this Agreement shall be
             ------------
held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

     13.     Waiver.  No  course  of  dealing on the part of any party hereto or
             ------
its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     14.     Cumulative Rights.  The rights and remedies of any party under this
             -----------------
Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     15.     Invalidity.  In  the  event  any  one  or  more  of  the provisions
             ----------
contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     16.     Time  of  the  Essence.  Time  is of the essence of this Agreement.
             ----------------------

     17.     Headings.  The  headings used in this Agreement are for convenience
             --------
and reference only and in no way define, limit, simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.


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
     18.     Excusable  Delay.  None of the parties hereto shall be obligated to
             ----------------
perform and none shall be deemed to be in default hereunder, if the performance of a non-monetary obligation is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, terrorists, wars or war-like action (whether actual, impending or expected and whether de jure or de facto), arrest or other restraint of governmental (civil or military) blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated, or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

     19.     Incorporation  by  Reference.  The  Stock  Purchase  Agreement, the
             ----------------------------
Note, and the Consulting Agreements or any of the Attachments referred to therein, constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

     20.     Multiple  Counterparts.  This  Agreement  may be executed in one or
             ----------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronically transmitted copies of signed agreement shall be treated the same as original signed agreements.

     21.     Controlling  Agreement.  In  the  event of any conflict between the
             ----------------------
terms of this Agreement, the Stock Purchase Agreement, the Note, and the Consulting Agreements or any of the Attachments referred to therein, the terms of the Stock Purchase Agreement shall control.

     22.     Law  Governing.  This  Agreement shall be construed and governed by
             --------------
the laws of the State of California, and all obligations hereunder shall be deemed performable in San Diego County, California.

     23.     Perfection  of  Title.  The  parties hereto shall do all other acts
             ---------------------
and things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this Agreement, and to carry out the intent of this Agreement.

     24.     Ratification  and  Republication.  Except  as  amended  by  this
             --------------------------------
Agreement,  the  parties  do  hereby  ratify  and  republish  the  Stock  Pledge
Agreement.

     25.     Entire Agreement.  This instrument contains the entire Agreement of
             ----------------
the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


                                       THE SECURED PARTY:



                                       -----------------------------------------
                                       JANET  RISHER


                                       -----------------------------------------
                                       RICHARD  F.  SCHMIDT


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
                                       THE DEBTOR:




                                       -----------------------------------------
                                       BILLY  V.  RAY,  Jr.


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